                                                                    EXHIBIT 24.1

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald C. Harvey and Joseph F. Spanier, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                  TITLE                                         DATE

/s/ Michael J. Berthelot          Chairman, President and
------------------------          Chief Executive Officer                       October 20, 2001
Michael J. Berthelot              (Principal Executive Officer) and
                                  Director


/s/ Joseph F. Spanier             Vice President, Treasurer & Chief
---------------------             Financial Officer (Principal Financial &      October 20, 2001
Joseph F. Spanier                 Accounting Officer)


/s/ Daniel H. Abramowitz                   Director                             October 20, 2001
------------------------
Daniel H. Abramowitz


/s/ Gideon Argov                           Director                             September 24, 2001
----------------
Gideon Argov

/s/ Walter Belleville                      Director                             September 24, 2001
---------------------
Walter Belleville

/s/ Thomas V. Chema                        Director                             October 20, 2001
-------------------
Thomas V. Chema

/s/ Jan Naylor Cope                        Director                             October 20, 2001
-------------------
Jan Naylor Cope

/s/ John H. Dalton                         Director                             October 20, 2001
------------------
John H. Dalton

/s/ Michel Glouchevitch                    Director                             September 25, 2001
-----------------------
Michel Glouchevitch

/s/ James A. Lawrence                      Director                             October 20, 2001
---------------------
James A. Lawrence

/s/ William J. Recker                      Director                             October 20, 2001
---------------------
William J. Recker